Exhibit 99.1

IP veteran Andrew Filler joins BioSig Technologies’ Board of Directors

Santa Monica, CA, November 10, 2017 (GLOBE NEWSWIRE) -- BioSig Technologies, Inc. (OTCQB: BSGM), a medical device company developing a proprietary biomedical signal processing platform designed to address an unmet technology need for the $4.6 billion electrophysiology (EP) marketplace, today announced the appointment of Andrew Filler to the Company’s Board of Directors.

Mr. Filler brings to BioSig over 20 years of experience in intellectual property for technology and medical device companies. He currently serves as Partner and General Counsel for Sherpa Technology Group, a leading Silicon Valley IP advisory firm. Prior to this assignment, Mr. Filler served as Vice President of IP for Nanosys, Inc., where he created and managed one of the largest nanotechnology patent portfolios in the world with over 800 patents and applications. Under his leadership Nanosys completed hundreds of multi-million-dollar licensing, equity and collaborative agreements with companies such as Samsung, Intel, LG and Medtronic.  Mr. Filler was recently named as one of the top two corporate IP attorneys in Silicon Valley by the San Jose/Silicon Valley Business Journal in 2011 and previously served as chief intellectual property counsel at Caliper Technologies, senior associate attorney at Weil, Gotshal & Manges, and director of intellectual property at Corvascular.

Mr. Filler will be taking the seat of Dr. Jerome B. Zeldis, former Chief Executive Officer of Celgene Global Health and Chief Medical Officer of Celgene Corporation, who has faithfully served the BioSig shareholders since 2014 and is now retiring from Board service.

“What unites all members of BioSig’s truly impressive Board is their confidence in the Company’s ability to deliver on a very strong value proposition. I’m honored to join BioSig at this exciting time and contribute my knowledge and experience to further strengthen the Company’s positioning as the emerging leader in biomedical signal processing,” commented Andrew Filler.

“The quality of our Board of Directors is our biggest asset. The guidance that each Board member has brought to the Company throughout the years was, and remains, invaluable. As we progress towards commercialization, Andy’s deep understanding of technology and his impressive legal background will be key components for shaping our future licensing and business development strategy,” said Kenneth Londoner, Chairman and Chief Executive Officer of BioSig Technologies, Inc.

About BioSig Technologies

BioSig Technologies is a medical device company developing a proprietary biomedical signal processing technology designed to improve the $4.6 billion electrophysiology (EP) marketplace (www.biosigtech.com). Led by a proven management team and a veteran, independent Board of Directors, Los Angeles-based BioSig Technologies is preparing to commercialize its PURE EP(TM) System.  The technology has been developed to address an unmet need in a large and growing market.

The PURE EP System is a novel cardiac signal acquisition and display system, which is engineered to assist electrophysiologists in clinical decision making during procedures to diagnose and treat patients with abnormal heart rates and rhythms. BioSig’s main goal is to deliver technology to improve upon catheter ablation treatments for the prevalent and deadly arrhythmias, Atrial Fibrillation and Ventricular Tachycardia. BioSig has partnered with Minnetronix on technology development and is working toward FDA 510(k) clearance for the PURE EP System.

Forward-looking Statements
This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our product candidates on a commercial scale on our own, or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; and (v) difficulties in securing regulatory approval to market our product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:
Natasha Russkina
VP Business Development & Corporate Finance
nrusskina@biosigtech.com
+41 (0) 76 823 7527